Exhibit 10.1

701 Market Street St. Louis, Missouri 63101-1826 314,342,7600
March 28, 2008
Michael V. Altrudo, President
Patriot Coal Sales LLC
12312 Olive Boulevard
Suite 400
St. Louis, MO 63141
     RE:     NOTICE OF COALSALES II TO EXERCISE RIGHT TO REDIRECT TONNAGE.
Dear Mr. Altrudo:
Reference is made to that certain Coal Supply Agreement between COALSALES II, LLC (“COALSALES II”) and Patriot Coal Sales LLC (“Patriot”), made and entered into as of October 22, 2007 (the “CSA”), and to the First Amendment to the CSA made and entered into as of March 28, 2008 (the “First Amendment to CSA”). Capitalized terms used but not defined in this letter will have the meanings given to them in the CSA, as amended by the First Amendment to CSA.
In accordance with Section 1.2 of the First Amendment to CSA, COALSALES II hereby provides this written notice to Patriot of its election to exercise its right to redirect tonnage during the remainder of calendar year 2008. This notice to redirect tonnage shall apply to a total of Three Hundred Sixty Thousand (360,000) tons of the maximum total of Four Hundred Eighty Thousand (480,000) tons available during the remainder of calendar year 2008 under Section 1.1 of the First Amendment to CSA. COALSALES II reserves the right to exercise, at a later date(s), the remainder of the 2008 Redirected Tonnage and all or any potion of the 2009 Redirected Tonnage.
By its execution of this letter in the space provided below, Patriot hereby consents to the redirection of Three Hundred Sixty Thousand (360,000) tons of coal pursuant to this notice from COALSALES II.
COALSALES II and Patriot mutually agree that the per ton selling price of the Three Hundred Sixty Thousand (360,000) tons of Redirected Tonnage shall be determined pursuant to Sections 1.4 and 1.5 of the First Amendment to CSA, and that the Margin Factor provided for in Section 1.5 of the First Amendment to CSA for such Three Hundred Sixty Thousand (360,000) tons of 2008 Redirected Tonnage shall be Zero Dollars and Seventy-Five Cents ($0.75).
Pursuant to Section 1.1 of the First Amendment to CSA, the Redirected tonnage shall be sold by Patriot to COALTRADE, LLC, an affiliate of COLSALES II, LLC.

Please indicate your acknowledgement of this notice and agreement with the foregoing terms and conditions by signing below and returning a fully-executed copy of this letter to me.

COALSALES II, LLC

By: Name:	/s/ Bryan A. Galli Bryan A. Galli
Title:	President
Agreed and accepted this 28 day of March, 2007
Patriot Coal Sales LLC

By: Name:	/s/ Michael V. Altrudo Michael V. Altrudo
Title:	President

FIRST AMENDMENT
TO
COAL SUPPLY AGREEMENT
          This First Amendment to Coal Supply Agreement (this “First Amendment”) is made and entered into as of March 28, 2008 (the “First Amendment Effective Date”) by and between COALSALES II, LLC, a Delaware limited liability company (hereinafter “COALSALES II”), and Patriot Coal Sales LLC, a Delaware limited liability company (“Patriot”).
RECITALS:
A.	COALSALES II and Patriot are parties to a Coal Supply Agreement made and entered into as of October 22, 2007 (the “Agreement”), whereunder COALSALES II purchases coal from Patriot for resale to COALSALES II’s customer (such customer, the “End Customer”; and such contract for the sale of coal from COALSALES II to the End Customer, the “End Customer Contract”).

B.	Patriot operates one or more coal mines designated as approved sources as set forth in the terms and conditions in Exhibit A attached to the Agreement (such terms and conditions, the “Exhibit A Terms”);

C.	COALSALES II and Patriot now desire to amend the Agreement by among other things (i) for the remainder of calendar year 2008 only, granting COALSALES II the right to redirect up to a maximum total of Four Hundred and Eighty Thousand (480,000) tons of coal for the third and fourth quarters of 2008 that are to be purchased by COALSALES II and sold by Patriot under the Agreement (the “2008 Redirected Tonnage”) from the approved Rail and Barge Shipping Origins under the Agreement to the Kopperston Loadout, Virginia District, Norfolk Southern Railroad (NS) or, if unavailable, any other NS unit train loadout in the Virginia District or any NS unit train loadout in the Kenova/Thacker District (“Delivery Point”); (ii) for calendar year 2009 only, granting COALSALES II the right to redirect up to a maximum total of Three Hundred Thousand (300,000) tons of coal that are to be purchased by COALSALES II and sold by Patriot under the Agreement (the “2009 Redirected Tonnage”) from the approved Rail and Barge Shipping Origins under the Agreement to the Delivery Point), and (iii) setting forth the terms and conditions under which said Redirected Tonnage is purchased and sold, (the 2008 Redirected Tonnage and the 2009 Redirected Tonnage is collectively referred to herein as the “Redirected Tonnage”)

          NOW, THEREFORE, COALSALES II and Patriot agree as follows:
1.	GRANT OF RIGHT TO ELECT TO REDIRECT TONNAGE
1.1	Right to Redirect Tonnage. From and after the First Amendment Effective Date, COALSALES II shall have the right, during the third and fourth quarters of 2008 only to redirect up to a maximum total of Four Hundred Eighty Thousand (480,000) tons of coal that are to be purchased by COALSALES II and sold by Patriot under the Agreement during the third and fourth quarters of 2008 from the approved Rail and Barge Shipping Origins under the Agreement to the Delivery Point, and (ii) during calendar year 2009 only to redirect up to a maximum total of Three Hundred Thousand (300,000) tons of coal that are to be purchased by COALSALES II and sold by Patriot under the Agreement during calendar year 2009 from the approved Rail and Barge Shipping Origins under the Agreement to the Delivery Point (the “Right to Redirect Tonnage”). All such Redirected Tonnage shall be sold on a ratable basis, with scheduling to be mutually agreed to on a monthly basis. COALSALES II, LLC directs Patriot, in satisfaction of its obligations herein, to sell the Redirected Tonnage directly to its affiliate COALTRADE, LLC.

1.2	Notice of Election to Redirect Tonnage. COALSALES II shall provide Patriot with at least thirty (30) days advance written notice of its exercise of its Right to Redirect Tonnage.

1.3	Relation of Redirected Tonnage to Quantity Under the Agreement. All Redirected Tonnage shall continue to be considered a portion of the Quantity of coal referred to in Section 4.4 of the Agreement, Notwithstanding the foregoing, nor anything contained in the Agreement to the contrary, and except to the extent specifically set forth to the contrary herein, the terms and conditions under which such Redirected Tonnage shall be sold shall not be those contained in the Exhibit A Terms of the Agreement. Rather the terms and conditions under which the Redirected Tonnage shall be sold shall be those contained in this First Amendment and those contained in Attachment 1 to this First Amendment, which is attached hereto and made a part hereof.

1.4	Selling Price from Patriot to COALSALES II of Redirected Tonnage. The Patriot Selling Price at which COALSALES II will purchase the Redirected Tonnage from Patriot shall be the same selling price determined in accordance with Section 4.8(d)(i) and (ii) only (i.e., specifically excluding Section 4.8(d)(iii)), of the Agreement, adjusted for calorific content pursuant to Quality Price Adjustments section of Attachment 1 hereof and, plus a transportation (belt) fee of One Dollar and Fifty Cents ($1.50) per ton, which shall be fixed for the term of this First Amendment.

1.5	Margin Sharing. The per ton selling price shall also be farther adjusted by adding an amount determined in accordance with Section 1.5(a) below to said selling price. The adjustment under this Section 1.5, whether applicable to 2008

Redirected Tonnage or to 2009 Redirected Tonnage, is referred to herein as the “Margin Factor”).
(a)	For the initial Three Hundred Sixty Thousand (360,000) tons of 2008 Redirected Tonnage exercised by COALSALES II, the Margin Factor shall equal Seventy-Five Cents ($0.75) per ton; and for all remaining 2008 Redirected Tonnage exercised by COALSALES II and all 2009 Redirected Tonnage exercised by COALSALES II, the Margin Factor shall be determined by COALSALES II and shall be equal to Fifty Percent (50%) of the difference derived when the per ton OTC forward market price of equivalent quality CSX delivered coal is subtracted from the actual selling price (including all applicable price adjustments provided for under Attachment 1 hereto) of the NS delivered Redirected Tonnage. Unless agreed otherwise by the parties, the per ton OTC forward market price of equivalent quality CSX delivered coal shall be that value set forth in the ICAP broker price sheet (from the line which reads “CSX - BSK BTU 12,500 lbs.SO2 1.6”) as of the date set forth in COALSALES II’s Notice of Election to Redirect Tonnage under Section 1.2 hereinabove, and for the time period of the sale of the specific Redirected Tonnage.
1.6	Quality Specifications of Redirected Tonnage. The Quality specifications of the Redirected Tonnage shall be in accordance with the Specifications section of Attachment 1 hereof.

1.7	Definitions. Except to the extent specifically defined otherwise in this First Amendment (including in Attachment A hereto), all terms defined in the Agreement (including the Exhibit A Terms) shall have the same meanings under this First Amendment.

1.8	Conflicting Terms. With respect to the sale and purchase of the Redirected Tonnage, in the event of a conflict or inconsistency between a provision of the Agreement (including the Exhibit A Terms thereto) and a provision of this First Amendment (including Attachment 1 hereto), the provisions of the First Amendment (including Attachment 1 hereto), will control. It is the intent of the parties that, except as specifically set forth herein to the contrary with respect to the Redirected Tonnage, the provisions of the Agreement (including the Exhibit A Terms) shall continue in full force and effect with respect to all other coal to be sold and purchased thereunder.
SIGNATURES ON FOLLOWING PAGE

          IN WITNESS WHEREOF, COALSALES II and Patriot have executed this First Amendment as of the First Amendment Effective Date.

COALSALES II, LLC

By: Name:	/s/ Bryan A. Galli Bryan A. Galli
Title:	President

PATRIOT COAL SALES LLC

By: Name:	/s/ Michael V. Altrudo Michael V. Altrudo
Title:	President

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